UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported)  December 26, 1995

              PROGRESSIVE BANK, INC.
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(Exact name of registrant as specified in its charter)

                New York
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(State or other jurisdiction incorporation)

        0-15025
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(Commission File Number)

             14-1682661
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(I.R.S. Employer Identification No.)

1301 Route 52, Fishkill, New York 12524
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(Address of principal executive offices) (Zip Code)

                 (914) 897-7400
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(Registrant's telephone number, including area code)

                       Not Applicable
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(Former name, former address and former fiscal year, if changed since last report.)

Item 5. Other Events

On December 26, 1995, Pawling Savings Bank ("Pawling"), the wholly-owned subsidiary of Progressive Bank, Inc. (the "Company"), entered into a Purchase and Assumption Agreement (the "Agreement") with GreenPoint Bank ("GreenPoint") regarding the purchase by the Company of two branch offices in Rockland County, New York. Pursuant to the Agreement, the Company will assume deposit liabilities of approximately $154.0 million. In addition, the Company will also purchase certain branch furniture, fixtures and equipment and will assume certain leasehold liabilities of GreenPoint.

Completion of the acquisition is subject to certain contingencies, including the approval of the FDIC and the New York State Banking Department.

A copy of the Press Release dated December 26, 1995, filed as Exhibit (1) to this Report, is incorporated herein by reference.

The Company expects that the acquisition will be completed during the second quarter of 1996.

Item 7. Financial Statements and Exhibits

(c)     Exhibits

(1)     Press Release dated December 26, 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE BANK, INC.
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     (Registrant)

Date:  January 2, 1996
 /s/ Robert Gabrielsen
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Robert Gabrielsen, Treasurer
Principal Financial Officer and
Principal Accounting Officer

Exhibit 1

DATE:  December 26, 1995

PAWLING SAVINGS BANK TO ACQUIRE TWO ROCKLAND BRANCHES FROM GREENPOINT BANK

NEW YORK. . .Pawling Savings Bank, Fishkill, New York and GreenPoint Bank, Flushing, New York, have announced that they have entered into a definitive agreement for Pawling to acquire GreenPoint's two Rockland County branches. Pawling will assume approximately $154 million of deposits with the two branches. The transaction, which is subject to regulatory approval, is expected to close in the second quarter of 1996.

"We are very pleased to expand our market to Rockland County. This opportunity fits very well with our strategic plan and we are excited about providing increased financial services to our new customers and businesses of the County," stated Peter Van Kleeck, President and Chief Executive Officer of Pawling Savings Bank and Progressive Bank, Inc.

Thomas S. Johnson, Chairman and Chief Executive Officer of GreenPoint Financial Corporation, stated, "Consistent with our strategic plan, we intend to concentrate our consumer banking and deposit gathering activities within the communities we serve in New York City, Long Island and Westchester. We are pleased that a community oriented institution such as Pawling Savings Bank will be able to continue to provide the highest quality service to our depositors in Rockland County."

GreenPoint Financial Corp. is a bank holding company whose principal subsidiary is GreenPoint Bank, with $13 billion in deposits and 84 branches throughout Manhattan, Brooklyn, Queens, Nassau, Suffolk, Westchester and Rockland counties. GreenPoint Bank is the parent company of GreenPoint Mortgage Corp., a national mortgage banking company headquartered in Charlotte, North Carolina.

Progressive Bank, Inc., the parent of Pawling Savings Bank, had consolidated assets of $723 million and 15 branches at September 30, 1995.
end